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                                                                    EXHIBIT 10.8

                             TERMINATION AGREEMENT
                             ---------------------

     AGREEMENT dated as of July 20, 2000 by and between e-commerce group Inc., a Nevada corporation ("ECGM") and Greenfield Ventures Ltd., a United kingdom corporation ("GVL").

     WHEREAS, ECGM and GVL are parties to (i) that certain Memorandum of Agreement, dated as of October 25, 1999, pursuant to which ECGM retained GVL to provide executive recruitment services (the "Recruitment Agreement"), and (ii) that certain Memorandum of Agreement, dated as of October 25, 1999, pursuant to which ECGM retained GVL to identify acquisition targets (the "Acquisition Agreement," and, together with the Recruitment Agreement, the "Prior Agreements");

     WHEREAS, the parties have determined that it is no longer in their respective best interests to continue the relationship contemplated under the Prior Agreements and desire to be released from their respective continuing obligations as contained in the Prior Agreements;

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Effective as of the date hereof, and except as otherwise expressly continued herein, the Prior Agreements shall terminate and all rights and obligations of the parties under the Prior Agreements will cease.

2. Within thirty (30) days of the date hereof, ECGM will issue to GVL a warrant (the "Warrant") to purchase 70,000 shares of ECGM Common Stock, $.001 par value (the "Common Stock"), which Warrant shall be exercisable for a period of one year from the date of issuance at an exercise price of US$1.00 per share. The Warrant and the Common Stock issuable upon exercise thereof (the "Shares") are "restricted securities" as that term is defined under the United States Securities Act of 1933, as amended (the "Act") and ECGM shall have no obligation to register either the Warrant or the Shares under the Act.
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3.   Within fourteen (14) days of the commencement of the employment of
Jeremy Payne as Chief Financial Officer of ECGM, ECGM will (i) pay to GVL US$25,000 in immediately available funds, and (ii) issue to GVL a warrant (the "Additional Warrant") to purchase 25,000 shares of ECGM Common Stock, which Additional Warrant shall be exercisable for a period of one year from the date of issuance at an exercise price of US$1.00 per share. The Additional Warrant and the Common Stock issuable upon exercise thereof (the "Additional Shares") are "restricted securities" as that term is defined under the Act and ECGM shall have no obligation to register either the Additional Warrant or the Additional Shares under the Act. It is hereby acknowledged and agreed by GVL that the receipt of the consideration described in this Section 3 is expressly conditioned upon the commencement of Jeremy Payne's employment with ECGM and that should Jeremy Payne not be appointed to the position of Chief Financial Officer of ECGM or decline to accept such appointment, ECGM shall have no obligation to make the cash payment provided in this Section 3 or to issue the Additional Warrant to GVL.

4. Effective upon GVL's receipt of the Warrant described in Section 2 above, GVL hereby releases ECGM, its officers, directors, shareholders, and any and all associated parties or agents, and EGGM hereby releases GVL, its officers, directors, shareholders and any and all associated parties or agents from their respective continuing obligations under the terms and conditions of the Prior Agreements and GVL hereby forever waives and relinquishes any rights to payment or otherwise GVL now has or hereafter could have under the terms of the Prior Agreements. In that regard, and without limiting the generality of the foregoing, GVL expressly acknowledges that it is not entitled to, and shall make no claim against ECGM for, any compensation under the Acquisition Agreement in respect of the acquisition by ECGM of Sports Fitness & Leisure, Ltd. or the acquisition by ECGM of any other entity with which ECGM is currently engaged in acquisition discussions. Further, ECGM and GVL hereby release and forever discharge each other from and against all payments, debts, damages, actions, causes of action, claims, demands, obligations, losses, liabilities, liens and encumbrances, costs and expenses which such parties have had, now have or hereafter could have against each other arising out of or in connection with any prior or continuing obligations contained in the Prior Agreements.

5. Effective upon GVL's receipt of the consideration described in Section 2 above, ECGM and GVL hereby agree that the Recruitment Agreement and the Acquisition Agreement are each hereby terminated in their entirety, with no further force and effect, and that any other agreements between the parties, whether express or implied, shall also terminate and be of no further force and effect.
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6.   ECGM and GVL each agree not to make any disparaging or derogatory comments about the other party (including such party's officers, directors, shareholders, employees or family members, and any and all associated parties or agents, as applicable), except to the extent required by law, and then only after consultation with the other party to the maximum extent possible in order to maintain goodwill for each of the parties. Further, the parties agree that any breach of this Section 6 will cause substantial and irreparable damage to the other and therefore in the event of any such breach or threatened breach, in addition to such other remedies which may be available, either party shall be entitled to preliminary and permanent injunctive relief, without having to post bond and without the necessity of showing actual monetary damage, subject to hearing as soon as possible, to enforce the obligations contained in this
Section 6.

7. Miscellaneous.
----------------

7.1. This Agreement and all disputes arising hereunder shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

7.2. This Agreement constitutes the entire agreement and understanding between the parties hereto conerning the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral. The parties agree that neither they or any of their representatives, agents, attorneys or any other associated parties or agents have made any promises, representations or warranties whatsoever, express or implied, which are not specifically set forth herein, and neither party has executed this Agreement in reliance upon any such promises, representations or warranties.

7.3. This Agreement may not be modified or terminated except by written agreement of the parties hereto, nor may any provision hereof be waived, except by a written waiver, signed by the waiving party. The waiver of any provision or breach of this Agreement will not prevent subsequent enforcement and will not be deemed a waiver of any subsequent breach.

7.4. This Agreement may not be assigned without the prior written permission of the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns.

7.5. This Agreement is entered into by and between the parties and for their benefit. There is no intent by any party to create or establish third party beneficiary status or rights in any third party to this Agreement and no such third party shall have any right to enforce any right or enjoy any benefit created or established under this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


e-commerce group, Inc.                       GREENFIELD VENTURES LTD.


By: /s/ Tony Arnold                          By: /s/ Timothy Taylor
    ------------------------------------         -----------------------------
    Tony Arnold, Chief Executive Officer         The Title: Managing Director